UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 19, 2013

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Board of Directors (the “Board”) of Insperity, Inc. approved the adoption of the First Amendment (the “Incentive Plan Amendment”) to the Insperity, Inc. 2012 Incentive Plan (the “Plan”). The purpose of the Incentive Plan Amendment was to amend the terms of the Plan to no longer automatically accelerate vesting of awards upon a change in control, if the terms of an award agreement provide otherwise.

The foregoing descriptions of the Incentive Plan Amendment and the award agreements are not complete and are qualified in their entirety by reference to the complete documents, which are filed as Exhibits 10.1 to 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Also on February 19, 2013, the Board approved an amendment to the Insperity, Inc. Directors Compensation Plan (the “Compensation Plan Amendment”). The purpose of the Compensation Plan Amendment was to reflect changes to director compensation set forth on Appendix A to such plan. The foregoing description of the Compensation Plan Amendment is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1 — First Amendment to the Insperity Inc. 2012 Incentive Plan
10.2 — Form of Employee Restricted Stock Award Agreement
10.3 — Form of New Hire Employee Restricted Stock Award Agreement
10.4 — Form of Named Executive Officer Restricted Stock Award Agreement
10.5 — Form of Director Restricted Stock Award Agreement (Initial Grant)
10.6 — Amendment to the Directors Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date:  February 22, 2013

EXHIBIT INDEX

Exhibit
No.	Description

10.1* —	First Amendment to the Insperity Inc. 2012 Incentive Plan
10.2* —	Form of Employee Restricted Stock Award Agreement
10.3* —	Form of New Hire Employee Restricted Stock Award Agreement
10.4* —	Form of Named Executive Officer Restricted Stock Award Agreement
10.5* —	Form of Director Restricted Stock Award Agreement (Initial Grant)
10.6* —	Amendment to the Directors Compensation Plan

* Filed herewith.